UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

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COSTAR GROUP, INC.

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CoStar Group, Inc.

Supplemental Information Regarding Proposal 3: Approval of, on a Non-Binding Advisory Basis, the Compensation of the Company’s Named Executive Officers

On May 18, 2026, CoStar Group, Inc. (the “Company”) made available to stockholders a presentation that the Company intends to use from time to time during meetings with stockholders, in connection with its upcoming annual meeting of stockholders to be held on June 23, 2026. A copy of the presentation is provided on the pages that follow.

This supplemental information should be read together with the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 30, 2026.

2026 Meeting Annual Stockholder Engagement May 18, 2026

Forward-Looking Statements This presentation includes “forward-looking statements.” Potential factors that may cause actual results to differ materially from those projected in these forward-looking statements are described in CoStar Group’s periodic filings with the Securities and Exchange Commission (“SEC”), such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including the “Risk Factors” sections of those documents. These filings can be accessed via the SEC’s website at www.sec.gov. All forward-looking statements reflect information available to CoStar Group as of the date of this presentation, and CoStar Group undertakes no obligation to update or revise any forward-looking statements unless required by applicable law.

2026 Board Nominees

	NAME AND PRINCIPAL OCCUPATION	AGE	DIRECTOR SINCE	OTHER PUBLIC COMPANY BOARDS	A	C	NCG
	**Andrew C. Florance** Founder and Chief Executive Officer, CoStar Group, Inc.	62	1987	0			
	**Louise S. Sams** Board Chair, CoStar Group, Inc.; Former EVP & General Counsel, Turner Broadcasting System, Inc. ***Independent***	68	2019	2	Member		Chair
	**John L. Berisford** Former President, S&P Global Ratings ***Independent***	62	2025	0		Member	
	**Angelique G. Brunner** Chief Executive Officer and Founder, EB5 Capital ***Independent***	54	2023	0	Member	Member	
	**Rachel C. Glaser** Former Chief Financial Officer, Etsy, Inc. ***Independent***	64	2025	1	Member		Member
	**John W. Hill** Founder and Chief Executive Officer, J Hill Group ***Independent***	71	2012	0	Chair		
	**Christine M. McCarthy** Former Executive Vice President and Chief Financial Officer, The Walt Disney Company ***Independent***	70	2025	2			Member
	**Robert W. Musslewhite** Former Chief Executive Officer, Definitive Healthcare Corp ***Independent***	56	2019	1		Chair	

RECENT ADDITIONS

2025



Berisford
Mr. Berisford brings his extensive leadership experience in data analytics, global information services, and human capital strategy.



Glaser
Ms. Glaser brings nearly four decades of financial leadership, corporate development, and marketplace experience.



McCarthy
Ms. McCarthy brings more than 30 years of financial leadership, capital deployment, and enterprise technology governance experience.

2023



Brunner
Ms. Brunner brings over 25 years' experience in real estate investment, capital markets, and corporate governance.

COMMITTEES

A Audit **C** Compensation **NCG** Nominating and Corporate Governance ● Chair ● Member

CoStar Group

Director Nominees Skills & Experience Our director nominees have a broad range of skills and experiences, including some or significant experiences in the following: Industry/Commercial Real Estate Talent Management and Executive Compensation Public Company Governance Marketing and Sales Global Business Risk Management Financial Accounting and Reporting Senior Management and Leadership Legal, Public Policy, and Regulatory Cybersecurity and Data Privacy Business Development and M&A Corporate Responsibility and Sustainability AI/Generative AI Strategy and Governance Very Skilled/Experienced Some Skill/Experience No Experience

Key Director Attributes AGE GENDER BOARD REFRESHMENT 2 2 63 50% 50% 4 4 Average Refreshment Women Years Since 2023 4 50s 60s 70s Women Men New Directors since 2023 Director from before 2023 TENURE INDEPENDENCE LEADERSHIP 1 2 4.86 88% 100% Average 4 Independent C-Suite Independent Experience Years 2 0-3 Years 3-7 Years >7 Years Independent Non-Independent C-Suite Experience No C-Suite Experience *Key Director Attributes are as of April 28, 2026.

Board Oversight Over Capital Allocation • In 2025, the Board established the Capital Allocation Committee to review and make recommendations regarding capital structure, capital allocation priorities, and financial targets. The Capital Allocation Committee reviewed: ✓ Strategy review for business ✓ Long-range financial plan for CoStar Group ✓ Operational and financial performance data for Homes.com ✓ Detailed long-range financial plan for Homes.com including breakeven and NPV analysis ✓ Cash flow analysis to determine degrees of freedom with respect to incremental capital return ✓ Historical IRR analysis of businesses • Committee members were Andy Florance (Chair), John Berisford, Christine McCarthy, and Robert Musslewhite • John Berisford and Christine McCarthy were nominated by activist stockholders • Committee unanimously recommended to the full board the 2026 budget, share repurchase program, and long-range Homes.com plan 6 Committee Meetings 5/9/2025 Inaugural Capital Allocation Committee Meeting Discussed committee mandate, authority, responsibilities, and expectations 6/5/2025 Committee Meeting Discussed potential areas of focus following Board orientation sessions 9/8/2025 Committee Meeting Discussed capital allocation framework and information required 9/22/2025 Committee Meeting Discussed the outline of Investor Presentation 11/11/2025 Committee Meeting Discussed Homes.com plan, Investor Presentation, and share repurchase program 12/16/2025 Committee Meeting Reviewed and finalized recommendations to the Board • The full Board unanimously approved the Committee’s recommendations and oversees capital allocation matters since the completion of the Committee’s mandate in January 2026

Stockholder Engagement We regularly engage with our stockholders to understand their perspectives on our business and executive compensation program. During 2025, our management team met with 92% of our top 25 stockholders to discuss Company performance, our products and services, capital allocation matters, corporate governance, and executive compensation. 14 Investor Roadshows 92% 84% CoStar C-Suite 610 of outstanding in meetings shares of active 26 with Top 25 Institutional Investor Firms stockholders Stockholders Conferences

Stockholder Responsiveness Following extensive engagement with our stockholders during 2025, the Company implemented several enhancements to its governance and capital allocation profile and took actions to return capital to its stockholders, as outlined below. Strong Governance And Regular Board Disciplined Investments Across CoStar Deepening Commitment To Returning Refreshment Group Capital To Stockholders Added three independent directors, two Formed a Capital Allocation Committee Accelerated the completion of a $500 of whom were designated by D.E. Shaw comprised of independent directors million share repurchase program and Third Point. (including D.E. Shaw’s and Third Point’s initiated in 2025. designees) to support a comprehensive review of our capital structure, capital ITEMS allocation priorities, and financial targets. Appointed a new independent Board Developed a plan unanimously approved by Authorized a new $1.5 billion Chair. the Capital Allocation Committee to repurchase program in January 2026. ACTION moderate investment in Homes.com by $300 million in 2026 and $100+ million annually thereafter to achieve break-even exiting 2029. Acted on stockholder feedback, approved Deployed AI technology initiatives across the a redesigned executive compensation entire CoStar Group organization and program for 2026, featuring more enhancing and expanding commercial rigorous and quantitative goals, enhanced product offerings. transparency, and a simplified structure.

Say-on-Pay Stockholder Engagement In addition, our Board Chair and Compensation Committee Chair, supported by our management team, met with stockholders in response to the 2025 Say-On-Pay vote. STOCKHOLDERS CONTACTED STOCKHOLDERS PROVIDING FEEDBACK STOCKHOLDERS CONTACTED REPRESENTING 77% of Top 50 of Top 50 of Total Outstanding Shares 100% Stockholders 42% Stockholders Contacted Responded FEEDBACK PROVIDED 33% of Total Outstanding Shares BOARD CHAIR OR COMPENSATION COMMITTEE CHAIR PARTICIPATION Provided Feedback BOARD AND/OR COMPENSATION COMMITTEE CHAIR PARTICIPATION of Top 50 who 100% Stockholders 100% requested 76% Offered of Stockholders that responded to outreach

Board Acted on Stockholder Feedback on Executive Compensation WHAT WE HEARD CHANGED WHAT WE DID FOR 2026? Established symmetrical slopes for performance metrics, increased relative Enhance Goal Rigor in setting executive compensation targets TSR (rTSR) target and capped rTSR payout based on absolute TSR Reduce Weighting of Qualitative Goals of short-term incentives Increased the portion of short-term incentive payout based on objective for non-CEO NEOs financial metrics from 50-65% for 2025 to 80% for 2026 Give Heavier Weighting to PSUs as preferred vehicle for Set LTI mix of 80% PSUs for the CEO and 60% PSUs for the other executive stockholders officers Update Performance Metrics to ensure alignment with value Balanced EBITDA with Organic Revenue metric for STI metrics and creation, including TSR and per-share metrics replaced Revenue with EPS and rTSR for LTI metrics Eliminated stock options and annual Performance-Based Restricted Stock Simplify the Design of executive compensation structures in favor of a mix of PSUs and time-based RSUs Enhance Disclosures on compensation framework and the Committed to updating disclosures to provide greater clarity and detail Compensation Committee’s decision making Remove Tax Gross-up from CEO’s employment agreement Eliminated legacy 280G excise tax gross-up Supplemented existing clawback policy to, among other things, include Enhance Clawback Policy time-based RSUs Increase CEO’s Stock Ownership Guidelines Increased minimum stock ownership requirements for CEO from 6x to 10x base salary Quantum of CEO Pay review against stockholder expectations We expect the quantum of CEO pay to more closely align with stockholder expectations following the changes described above

Executive Compensation Redesign THE COMPENSATION COMMITTEE SOUGHT TO: THE REVISED DESIGN: • Reinforce a strong pay-for-performance • Emphasizes rigorous and ambitious philosophy goals, including ‘super stretch’ performance levels • Further align executive incentives with long-term stockholder value • Simplified key program elements • Enhance the overall clarity of the program The Board believes these changes strengthen the alignment between pay and performance and support long-term value creation

		COMPARISON OF CEO COMPENSATION DESIGN		COMPARISON OF OTHER NEOs COMPENSATION DESIGN		
		2025	2026	2025	2026	LINK TO PERFORMANCE
SHORT-TERM INCENTIVE	Performance Goals	100% EBITDA	**50% Organic Revenue; 50% EBITDA**	100% EBITDA	**40% Organic Revenue; 40% EBITDA**	This combination of metrics (organic Revenue and EBITDA) emphasizes profitability while driving organic growth Eliminated duplication of metrics between the short- and long-term incentive programs
SHORT-TERM INCENTIVE	% Individual Performance	0%	**0%**	35% - 50%	**20%**	Increased the weighting of objective financial metrics to better align with stockholder interests
SHORT-TERM INCENTIVE	Performance Slope	Asymmetrical	**Symmetrical**	Asymmetrical	**Symmetrical**	Established symmetrical ranges above and below target for threshold and maximum performance goals
LONG-TERM INCENTIVE – Instrument Mix	Three-Year Performance Stock Awards	40%	**80%**	40%	**60%**	Conditioned majority of NEO pay on performance
LONG-TERM INCENTIVE – Instrument Mix	Time Based-RSUs	-	**20%**	-	**40%**	Simplified plan design for greater transparency and clarity Time-based RSUs are smaller proportion of the total equity award
LONG-TERM INCENTIVE – Instrument Mix	Performance Based Restricted Stock Awards	45%	**Eliminate**	45%	**Eliminate**	Simplified plan design for greater transparency
LONG-TERM INCENTIVE – Instrument Mix	Stock Options	15%	**Eliminate**	15%	**Eliminate**	Simplified plan design for greater transparency
LONG-TERM INCENTIVE – Performance Award Design	Performance Goals	Three-year Cumulative Revenue; Relative TSR Modifier ±20%	**75% Adjusted EPS[1]; 25% Relative TSR[2]** (Three-Yr Performance Period)	Three-year Cumulative Revenue; Relative TSR Modifier ± 20%	**75% Adjusted EPS[1]; 25% Relative TSR[2]** (Three-Yr Performance Period)	Use of rTSR and Adjusted EPS fosters alignment between plan payouts, stockholder experience, and aligns with market practice rTSR metric rewards top-decile performance
LONG-TERM INCENTIVE – Performance Award Design	Performance Slope	Asymmetrical	**Symmetrical**	Asymmetrical	**Symmetrical**	Established symmetrical ranges above and below target for our threshold and maximum performance goals
LONG-TERM INCENTIVE – Performance Award Design	Relative TSR Target	50th Percentile	**55th Percentile**	50th Percentile	**55th Percentile**	Increased rTSR target to 55th percentile, with threshold of 30th percentile rTSR payout is capped at 100% if absolute TSR is negative

(1) Adjusted EPS= Non-GAAP Net Income per Share - Diluted. (2) Relative TSR payout capped at 100% if absolute TSR is negative.

CoStar Group